UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Old Milton Pkwy., Box 1353
Alpharetta, GA 30009
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.         Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, at a special meeting of stockholders (the “Special Meeting”) of Streamline Solutions, Inc. (the “Company”) held on September 19, 2024, the Company’s stockholders approved a proposal authorizing the board of directors (the “Board”) to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock (the “Common Stock”) at a ratio of any whole number between 1-for-5 and 1-for-15, at any time prior to October 4, 2024, with the exact ratio to be set within that range at the discretion of the Board, without further approval or authorization of the Company’s stockholders.

On September 20, 2024, the Board approved a reverse stock split ratio of one-for-fifteen (1:15). On September 25, 2024, the Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Amendment”) with the Delaware Secretary of State to effect the Reverse Stock Split at ratio of one-for-fifteen (1:15), effective as of 12:01 a.m., Eastern Daylight Time, on October 4, 2024 (the “Effective Time”). The Common Stock will continue to be traded on The Nasdaq Capital Market under the symbol “STRM”. The Company expects the Common Stock will begin trading on a split-adjusted basis when the market opens on October 4, 2024, under CUSIP number 86323X205.

At the Effective Time, each fifteen (15) shares of Common Stock issued and outstanding at such time shall, automatically and without any further action on the part of the Company or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without effecting a change to the par value per share of Common Stock.

No fractional shares shall be issued in connection with the Reverse Stock Split, and, in lieu thereof, the Company shall pay each stockholder of record at the time of effectiveness of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because such stockholder holds a number of pre-Reverse Stock Split shares not evenly divisible by the number of pre-Reverse Stock Split shares for which each post-Reverse Stock Split share is to be exchanged an amount in cash equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the Common Stock as reported on The Nasdaq Capital Market on the date on which the Effective Time occurs.

The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock and all references to such Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Common Stock shall be deemed to be references to the Common Stock or options or rights to purchase or acquire shares of Common Stock, as the case may be, after giving effect to the Reverse Stock Split. Additionally, all equity awards outstanding immediately prior to the Reverse Stock Split will be proportionately adjusted.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01          Regulation FD Disclosure.

On September 26, 2024, the Company issued a press release announcing the Reverse Stock Split and the filing of the Certificate of Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

3.1*	Certificate of Amendment to Certificate of Incorporation
99.1	Press Release dated September 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.

Date: September 26, 2024	By:	/s/ Bryant J. Reeves, III
Bryant J. Reeves, III
Chief Financial Officer